UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2018

TREMONT MORTGAGE TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-38199	82-1719041
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8317

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us” and “our” refer to Tremont Mortgage Trust.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2018, pursuant to a recommendation of our Nominating and Governance Committee, our Board of Trustees elected David M. Blackman as the Managing Trustee in Class I of our Board of Trustees, effective immediately. Mr. Blackman was elected to fill the vacancy created by the death of Barry M. Portnoy and to serve the remainder of the term of our Class I Trustees and thus will stand for election at our 2018 annual meeting of shareholders.

Mr. Blackman, age 55, has served as our Chief Executive Officer since 2017 and will continue in this role. Mr. Blackman joined The RMR Group LLC, or RMR LLC, as senior vice president in 2009, and he became an executive vice president of RMR LLC in 2013. Mr. Blackman has served as president and chief executive officer of our manager, Tremont Realty Advisors LLC, or TRA, since January 2018, and he served as executive vice president of TRA since its formation in 2016 through December 2017. Mr. Blackman has also served as president and chief operating officer of Select Income REIT, or SIR, since 2011 and president and chief operating officer of Government Properties Income Trust, or GOV, since 2011, where he also served as chief financial officer and treasurer from 2009 until 2011. Prior to joining RMR LLC, Mr. Blackman was employed as a banker at Wachovia Corporation and its predecessors for over 20 years, where he focused on real estate finance matters, including serving as a managing director in the real estate section of Wachovia Capital Markets, LLC from 2005 through 2009.

Our Board of Trustees is comprised of two Managing Trustees and three Independent Trustees. Mr. Blackman qualifies as a Managing Trustee in accordance with our declaration of trust. Mr. Blackman has advised the Company that he has no arrangement or understanding with any other person pursuant to which he was selected as a Trustee of the Company. Mr. Blackman is not expected to be appointed to any committees of our Board of Trustees.

In accordance with our publicly disclosed Trustee compensation policy, Mr. Blackman will not be entitled to any cash compensation for his service as one of our Managing Trustees, but he may receive awards of our common share from time to time pursuant to our equity compensation plan at the discretion of our Compensation Committee. On March 9, 2018, in connection with Mr. Blackman’s election as a Managing Trustee, our Compensation Committee awarded to him 1,500 of our common shares. We previously filed a summary of our currently effective Trustee compensation as Exhibit 10.6 to our Current Report on Form 8-K dated September 13, 2017, which summary is incorporated herein by reference.

We previously entered an indemnification agreement with Mr. Blackman in connection with his service as our Chief Executive Officer, which agreement is on substantially the same terms as the indemnification agreements we have entered with our other Trustees and executive officers and which will continue to apply to Mr. Blackman in his capacities as our Chief Executive Officer and one of our Managing Trustees. We previously filed a form of the indemnification agreement we entered with our Trustees and executive officers as Exhibit 10.5 to our Current Report on Form 8-K dated September 13, 2017, which form is incorporated herein by reference.

We have relationships and historical and continuing transactions with TRA, RMR LLC, The RMR Group Inc., or RMR Inc., and others related to them. TRA is a subsidiary of RMR LLC, which is a majority owned subsidiary of RMR Inc., and RMR Inc. is the managing member of RMR LLC. Our other Managing Trustee, Adam D. Portnoy, as the current sole trustee of ABP Trust, is the controlling shareholder of RMR Inc., and, as the current sole trustee of ABP Trust, beneficially owns all the class A membership units of RMR LLC not owned by RMR Inc. Mr. Adam Portnoy is a director of TRA, an officer of RMR LLC and a managing director, president and chief executive officer of RMR Inc. Each of our executive officers, including Mr. Blackman, is also an officer of TRA and RMR LLC. Our Independent Trustees also serve as independent directors or independent trustees of other companies to which RMR LLC or its subsidiaries provide management services, including SIR and GOV. Mr. Adam Portnoy serves as a managing director or managing trustee of almost all of those companies. In addition, officers of TRA, RMR LLC and RMR Inc. serve as our officers and officers of other companies to which RMR LLC or its subsidiaries provide management services, including SIR and GOV.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREMONT MORTGAGE TRUST

By:	/s/ G. Douglas Lanois
Name:	G. Douglas Lanois
Title:	Chief Financial Officer and Treasurer

Date: March 12, 2018